Exhibit 99.1
N e w s   R e l e a s e

        QUICKSILVER RESOURCES INC.
        777 West Rosedale Street
Fort Worth, TX  76104
www.qrinc.com

Quicksilver Resources’ First-Quarter Net Income Surges 85% in 2008
Fort Worth Basin Production Increases 183%

FORT WORTH, TEXAS (May 7, 2008) – Quicksilver Resources Inc. (NYSE: KWK) today reported net income for the first quarter of 2008 of $42.2 million ($.25 per diluted share), up 85% from the 2007 first-quarter net income of $22.9 million ($.14 per diluted share).  Net cash from operating activities before changes in working capital, a non-GAAP measure, was $111.7 million for the first quarter of 2008, up 79% versus the comparable 2007 level of $62.3 million, as presented in the attached Condensed Consolidated Statements of Cash Flows.  Per share data reflects the two-for-one stock split effected in the form of a stock dividend on January 31, 2008.

First-Quarter 2008 Highlights

•	Increased Fort Worth Basin daily production volumes 183% year-over-year
•	Increased Canadian daily production volumes 11% year-over-year
•	Drilled 55 horizontal wells in the Fort Worth Basin; connected 56 wells to sales
•	Acquired additional acreage in the Horn River Basin to total more than 127,000 net acres

“The solid production growth achieved by our team in the first quarter is further validation of the quality of Quicksilver’s core development areas,” said Glenn Darden, Quicksilver president and chief executive officer.  “Additionally, we have secured a very attractive lease position in the Horn River Basin in British Columbia that, along with our existing acreage in the Delaware Basin of West Texas, provides future growth opportunities for the company.  Quicksilver is on target to increase comparable total company production by nearly 70% and average 255 MMcfe per day in 2008.”

Production

For the first quarter of 2008, average daily production was approximately 211 million cubic feet of natural gas equivalent (MMcfe) per day compared to approximately 187 MMcfe per day for the same period in 2007, an increase of approximately 13%.  The 2007 quarter included production of approximately 77 MMcfe per day associated with the company’s previously owned Northeast Operations, which were divested as of November 1, 2007.  Total production for the first quarter of 2008 was approximately 19.2 billion cubic feet of natural gas equivalent (Bcfe) compared to approximately 16.9 Bcfe for the first quarter of 2007.  The 2008 production volumes were comprised of approximately 68% natural gas, approximately 29% natural gas liquids (NGL) and approximately 3% crude oil and condensate.

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NEWS RELEASE

Production, on a thousand cubic feet of natural gas equivalent (Mcfe) per day basis, by operating area, for the three months ended March 31, was as follows:

	Quarter Ended March 31,
	2008	2007	Change

Texas	145,023	51,195	183%
Other U.S.	3,598	3,272	10%
	148,621	54,467	173%
Canada	62,529	56,123	11%
	211,150	110,590	91%
Northeast Operations*	–	76,675
Total	211,150	187,265	13%

*The company’s Northeast Operations were divested as of November 1, 2007.

Revenues and Costs

Sales of natural gas, NGLs and crude oil increased approximately 40% to $158.4 million in the first quarter of 2008 as compared to $113.3 million in the 2007 quarter.  The increase reflects a 13% increase in equivalent daily production volumes and a 23% increase in the average realized price per Mcfe.

Production expense of $32.5 million for the 2008 first quarter represents a $4.0 million increase from the prior-year quarter.  This increase was primarily due to increased production volumes from the Fort Worth Basin in Texas, which more than offset the divested production from our Northeast Operations.  Unit production expense, including production, gathering and processing and transportation expense, was $1.69 per Mcfe during the first quarter of 2008 down $.01 per Mcfe as compared to $1.70 per Mcfe expense in the prior-year quarter.

Capital Structure

At March 31, 2008, the company’s total debt outstanding was $1.1 billion.  Total debt as a percent of total capitalization was approximately 52% at March 31, 2008 versus approximately 65% at March 31, 2007.

Income from Earnings of Unconsolidated Affiliate

Quicksilver reported $6.2 million of pre-tax earnings attributable to the company’s approximate 32% interest in BreitBurn Energy Partners L.P.’s (BBEP) fourth-quarter 2007 results for the period after Quicksilver’s acquisition of the BBEP units.  Quicksilver received approximately $9.7 million of cash distributions during the first quarter of 2008 associated with the ownership of these units.

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NEWS RELEASE

Operational Update

The company continued to focus on the exploitation and development of the 160,000 net acres in its core fairway within the Barnett Shale formation of the Fort Worth Basin.  During the first quarter of 2008, the company drilled 55 (50.02 net) wells and connected 56 (54.25 net) wells to sales.  At March 31, 2008, the company had 12 rigs working in the basin, including two rigs dedicated to the Lake Arlington area in Tarrant County.

In Canada, the company drilled 50 (35.5 net) wells in the Horseshoe Canyon area during the first quarter of 2008.  Drilling, completion and pipeline operations are currently suspended for the seasonal breakup period in Canada.  The company still anticipates drilling a total of approximately 265 (165 net) wells in this area during 2008.  As a result, the company remains on track to achieve annual production growth in the range of 7% to 9% from its Canadian operations in 2008.

Total company capital expenditures for the first quarter of 2008 were approximately $343 million, with approximately 62% for drilling and completion activities, approximately 20% for acreage purchases and approximately 17% for midstream activities.

Second-Quarter 2008 Outlook

Second-quarter 2008 production volumes are expected to average in the range of 225 MMcfe to 235 MMcfe per day.  Average unit expenses, on a Mcfe basis, are expected as follows:

• Production	$1.25	-	$1.30
• Gathering and processing	.20	-	.23
• Transportation	.22	-	.25
• Production taxes	.13	-	.15
• General and administrative	.75	-	.85
• Depletion, depreciation & accretion	1.80	-	1.85

Conference Call

The company will host a conference call to discuss first-quarter 2008 operating and financial results and its outlook for the future at 11:00 a.m. eastern time today.

Quicksilver invites interested parties to participate in the call via the company’s website at http://www.qrinc.com or by calling 1-877-313-7932, using the conference ID number 27095177, prior to 10:55 a.m. eastern time.  A digital replay of the conference call will be available at 3:00 p.m. eastern time today, and will remain available for 30 days.  The replay can be accessed at 1-800-642-1687 and enter the conference ID number 27095177.  The replay will also be archived for 30 days on the company’s website.

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NEWS RELEASE

Use of Non-GAAP Financial Measure

This press release and the accompanying schedule include the non-generally accepted accounting principles (“non-GAAP”) financial measure of net cash from operating activities before changes in working capital.  The accompanying schedule provides a reconciliation of this non-GAAP financial measure to its most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP").  Our non-GAAP financial measure should not be considered as an alternative to the GAAP measures of net cash provided by operating activities or any other GAAP measure of liquidity or financial performance.  The items excluded from our calculation of net cash flow from operating activities before working capital changes include cash items that may significantly affect our cash flows.

About Quicksilver Resources

Fort Worth, Texas-based Quicksilver Resources is a natural gas and crude oil exploration and production company engaged in the development and acquisition of long-lived, unconventional natural gas reserves, including coalbed methane, shale gas, and tight sands gas in North America.  The company has U.S. offices in Fort Worth, Texas; Glen Rose, Texas and Cut Bank, Montana.  Quicksilver’s Canadian subsidiary, Quicksilver Resources Canada Inc., is headquartered in Calgary, Alberta.  For more information about Quicksilver Resources, visit www.qrinc.com.

Forward-Looking Statements
The statements in this press release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Although these statements reflect the current views, assumptions and expectations of Quicksilver Resources’ management, the matters addressed herein are subject to numerous risks and uncertainties, which could cause actual activities, performance, outcomes and results to differ materially from those indicated.  Factors that could result in such differences or otherwise materially affect Quicksilver Resources’ financial condition, results of operations and cash flows include:  changes in general economic conditions; fluctuations in natural gas, natural gas liquids and crude oil prices; failure or delays in achieving expected production from natural gas, natural gas liquids and crude oil exploration and development projects; effects of hedging natural gas, natural gas liquids and crude oil prices; uncertainties inherent in estimates of natural gas, natural gas liquids and crude oil reserves and predicting natural gas, natural gas liquids and crude oil reservoir performance; effects of hedging natural gas, natural gas liquids and crude oil; competitive conditions in our industry; actions taken by third parties, including operators, processors and transporters; changes in the availability and cost of capital; delays in obtaining oilfield equipment and increases in drilling and other service costs; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; the effects of existing and future laws and governmental regulations; and the effects of existing or future litigation; as well as, other factors disclosed in Quicksilver Resources’ filings with the Securities and Exchange Commission.  Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

# # #

Investor & Media Contact:
Rick Buterbaugh
(817) 665-4835

KWK 08-10

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NEWS RELEASE

QUICKSILVER RESOURCES INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
In thousands, except for per share data – Unaudited

	For the Three Months Ended
	March 31,
	2008	2007 (1)
Revenues
Natural gas, NGL and crude oil sales	$158,356	$113,292
Other	(853)	3,288
Total revenues	157,503	116,580

Operating expenses
Oil and gas production expense	32,530	28,569
Production and ad valorem taxes	2,659	4,490
Other operating costs	1,231	784
Depletion, depreciation and accretion	35,059	24,594
General and administrative	15,415	9,698
Total expenses	86,894	68,135
Income from equity affiliates	-	115
Operating income	70,609	48,560
Income from earnings of unconsolidated affiliate	6,219	-
Other income - net	1,600	601
Interest expense	(11,832)	(14,952)
Income from continuing operations before income taxes and minority interest	66,596	34,209
Income tax expense	23,912	11,295
Minority interest expense, net of income tax	508	63
Net income	$42,176	$22,851

Earnings per common share - basic	$0.27	$0.15

Earnings per common share - diluted	$0.25	$0.14

Basic weighted average shares outstanding	157,731	154,389

Diluted weighted average shares outstanding	169,730	167,659

(1)	Share amounts have been adjusted to reflect a two-for-one stock split effected in the form of a stock dividend in January 2008. The split did not affect treasury shares.

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NEWS RELEASE

QUICKSILVER RESOURCES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
In thousands, except for share data – Unaudited

	March 31,	December 31,
	2008	2007
ASSETS
Current assets
Cash and cash equivalents	$1,976	$28,226
Accounts receivable - net of allowance for doubtful accounts	115,957	90,244
Derivative assets at fair value	22,125	10,797
Current deferred income tax asset	54,180	18,946
Other current assets	42,769	42,188
Total current assets	237,007	190,401
Investments in unconsolidated affiliate	416,731	420,171
Property, plant and equipment - net
Oil and gas properties, full cost method (including unevaluated costs of $281,130 and $215,228, respectively)	2,001,458	1,764,400
Other property and equipment	429,306	377,946
Property, plant and equipment - net	2,430,764	2,142,346
Derivative assets at fair value	-	354
Other assets	25,439	22,574
	$3,109,941	$2,775,846

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$-	$34
Accounts payable	182,606	192,855
Income taxes payable	1,457	46,601
Accrued liabilities	40,406	54,981
Derivative liabilities at fair value	186,301	64,104
Total current liabilities	410,770	358,575
Long-term debt	1,115,811	813,817
Asset retirement obligations	24,989	23,864
Derivative liabilities at fair value	20,474	16,327
Other liabilities	10,609	10,609
Deferred income taxes	392,286	374,645
Deferred gain on sale of partnership interests	79,316	79,316
Minority interests in consolidated subsidiaries	29,412	30,338
Stockholders' equity
Preferred stock, par value $0.01, 10,000,000 shares authorized, none outstanding	-	-
Common stock, $0.01 par value, 200,000,000 shares authorized; 161,244,642 and 160,633,270 shares issued, respectively	1,612	1,606
Paid in capital in excess of par value	277,112	272,515
Treasury stock of 2,652,981 and 2,616,726 shares, respectively	(14,284)	(12,304)
Accumulated other comprehensive (loss) income	(46,814)	40,066
Retained earnings	808,648	766,472
Total stockholders' equity	1,026,274	1,068,355
	$3,109,941	$2,775,846

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NEWS RELEASE

QUICKSILVER RESOURCES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
In thousands-Unaudited

	For the Three Months Ended
	March 31,
	2008	2007
Operating activities:
Net income	$42,176	$22,851
Adjustments to reconcile net income to net cash provided by operating activities:
Depletion, depreciation and accretion	35,059	24,594
Deferred income taxes	23,016	11,265
Stock-based compensation	4,009	2,899
Amortization of deferred charges	458	563
Amortization of deferred loan costs	589	456
Minority interest expense	508	63
Non-cash loss from hedging and derivative activities	5,735	29
Income from equity affiliates	-	(115)
Other	197	(264)
Changes in assets and liabilities:
Accounts receivable	(5,226)	605
Prepaid expenses and other assets	(1,109)	(3,777)
Accounts payable	5,027	6,507
Income taxes payable	(45,144)	(394)
Accrued and other liabilities	(22,011)	7,724
Net cash provided by operating activities	43,284	73,006

Investing activities:
Purchases of property, plant and equipment	(331,936)	(209,926)
Advances to BreitBurn Energy Partners	(50,150)	-
Return of investment from BreitBurn Energy Partners and equity affiliates	3,440	202
Net cash used for investing activities	(378,646)	(209,724)

Financing activities:
Issuance of debt	330,741	143,446
Repayments of debt	(18,061)	(6,868)
Debt issuance costs	-	(2,303)
Minority interest contributions	-	167
Minority interest distributions	(1,972)	-
Proceeds from exercise of stock options	858	2,976
Purchase of treasury stock	(1,980)	(494)
Net cash provided by financing activities	309,586	136,924

Effect of exchange rate changes in cash	(474)	231

Net (decrease) increase in cash	(26,250)	437

Cash and cash equivalents at beginning of period	28,226	5,281

Cash and cash equivalents at end of period	$1,976	$5,718

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NEWS RELEASE

QUICKSILVER RESOURCES INC.
Unaudited Selected Operating Results

	Three Months Ended
	March 31,
	2008	2007
Average Daily Production:
Natural Gas (Mcfd)	143,463	157,389
NGL (Bbld)	10,030	3,316
Oil (Bbld)	1,251	1,665
Total (MMcfed)	211,150	187,265

Average Realized Prices:
Natural Gas (per Mcf)	$8.00	$6.75
NGL (per Bbl)	$49.36	$33.81
Oil (per Bbl)	$77.46	$50.99
Total (Mcfe)	$8.24	$6.72

Expense per Mcfe:
Oil and gas production cost	$1.69	$1.70
Production and ad valorem taxes	$0.14	$0.27
Depletion, depreciation and accretion	$1.82	$1.46
General and administrative expense:
Cash expense	$0.64	$0.46
Stock-based compensation	0.16	0.12
Total general and administrative expense	$0.80	$0.58

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NEWS RELEASE

QUICKSILVER RESOURCES INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES BEFORE WORKING
CAPITAL CHANGES TO NET CASH PROVIDED BY OPERATING ACTIVITIES
In thousands – Unaudited

	Three Months Ended
	March 31,
	2008	2007
Net cash provided by operating activities before working capital changes	$111,747	$62,341

Working capital changes:
Accounts receivable	(5,226)	605
Prepaid expenses and other assets	(1,109)	(3,777)
Accounts payable	5,027	6,507
Income taxes payable	(45,144)	(394)
Accrued and other liabilities	(22,011)	7,724
Total working capital changes	(68,463)	10,665

Net cash provided by operating activities	$43,284	$73,006

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